UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 28, 2018

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

P O Box 25201
Albuquerque, NM 87125
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Pursuant to a purchase agreement dated January 04, 2019, the Company acquired certain real property and mineral interests in certain real property with respect to the Billali Mine, a patented lode mining claim located in the Summit Mountains, Grant County, New Mexico, and additional mining claims and interests (or rights thereto) in the Steeple Rock Mining area and Jim Crow Imperial Mine, both located in the Summit Mountains, Grant County, New Mexico.  In connection therewith, Santa Fe will acquire surface, mining, and access rights, water rights, and rights to deposit waste materials.   The purchase price for all rights and interests conveyed will be $2,500,000 for the Billali Mine and $7,500,000 for the Jim Crow Imperial Mine, for an aggregate purchase price of $10,000,000.  This purchase price is payable under the following terms: (i) $50,000 upon closing (of which $25,000 was previously paid in connection with the execution of the letter of intent); (ii) $100,000 on or before January 31, 2019; (iii) $100,000 on or before February 28, 2019; (iv) 20 monthly payments of $50,000 commencing six months from the acquisition date; and (v) continuing on a monthly basis thereafter, 50 monthly payments of $175,000.

Pursuant to a stock purchase agreement dated August 2017, the Company will acquire all the capital stock of Bullard’s Peak Corporation (which owns five patented claims and 82 unpatented claims in the Black Hawk district of New Mexico) from Black Hawk Consolidated Mines Company for a purchase price of $3,000,000, of which $350,365 remains due and payable as of the date hereof and the capital stock of Bullard’s Peak Corporation and the mining claims collateralize the full purchase price payment.  The Company granted the seller a 2% net smelter return in perpetuity.  The net smelter return is the greater of (i) all monies the Company receives for or from any and all ore removed from the property comprising the mining claims whether for exploration, mining operations or any other reason, and (ii) the fair market value of removed ore from the property comprising the mining claims.  Title to the claims will be transferred upon receipt by seller of the full purchase price. Pursuant to an amendment to the stock purchase agreement in October 2018, the Company paid the seller $200,000 and in November 2018, the Company paid the seller an additional $100,000.  The balance of the purchase price of $250,365 (which includes $50,365 of expenses that the Company agreed to reimburse seller) was required to be paid by December 31, 2018, but has been restructured and  extended as follows: (i) $65,000 was paid on January 2, 2019; (ii) $50,000 is due on or before January 31, 2019: (iii) $100,000 is due on or before February 28, 2019; and (ii) $100,000 is due  on or before March 31, 2019.  If any payment is not timely paid, all rights of the Company under the stock purchase agreement shall become automatically null and void and seller shall retain all monies paid as liquidated damages for the Company’s breach, and seller shall have no further obligations to the Company, including but not limited to, any obligation to transfer the capital stock of Bullard’s Peak Corporation to the Company pursuant to the terms of the stock purchase agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 28, 2018, Erich Hofer resigned as a director of the Company, a copy of such resignation is attached hereto as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Purchase Agreement dated January 04, 2019 by and between Mineral Acquisitions, LLC, Richard Billingsley and Leslie Billingsley
17.1	Letter of Resignation
99.1	Press Release dated January 04, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: January 04, 2019	/s/ Frank Mueller
Frank Mueller
Chief Financial Officer